                                VISIONEER, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1998

TO THE STOCKHOLDERS OF VISIONEER, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Visioneer, Inc. (the "Company") will be held on Friday, May 22, 1998, at 1:00 p.m., local time, at The Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, CA 94065 for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected and qualified;

     2. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending December 27, 1998; and

     3. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder returned a Proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joshua L. Green
                                          Secretary

Fremont, California
April 21, 1998

                                VISIONEER, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

             FOR ANNUAL MEETING OF STOCKHOLDERS OF VISIONEER, INC.
                            ------------------------

                            TO BE HELD MAY 22, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Visioneer, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, May 22, 1998, at 1:00 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The Hotel Sofitel, located at 223 Twin Dolphin Drive, Redwood City, California 94065. The Company's telephone number at that location is (650) 598-9000.

SOLICITATION

     These proxy solicitation materials were mailed on or about April 21, 1998 to all stockholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: Geoffrey C. Darby) a written notice of revocation or a duly executed proxy beating a later date or (ii) by attending the meeting of stockholders and voting in person.

VOTING

     Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the meeting, including the election of directors. Votes cast in person or by proxy at the Annual Meeting will be tabulated by U.S. Stock Transfer Corporation, the Inspector of Elections. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the elections of directors, for ratification of the appointment of the designated independent public accountants and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. A stockholder may indicate on the enclosed Proxy or its substitute that it is abstaining from voting on a particular matter (an "abstention"). A broker may indicate on the enclosed Proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"). Abstentions and broker non-votes are each tabulated separately.

     The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general, Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum. Except in specific circumstances, the affirmative vote of the majority of shares entitled to vote and present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

     In determining whether a proposal has been approved, abstentions of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

     Only stockholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the meeting. At the record date, 19,644,417 shares of the Company's Common Stock, with a par value of $0.001 per share, were issued and outstanding.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than March 31, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's bylaws provide for a board of five directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

     The names of the nominees, their ages as of April 10, 1998, and certain other information about them are set forth below:

                                                                                DIRECTOR
          NAME OF NOMINEE            AGE          PRINCIPAL OCCUPATION           SINCE
          ---------------            ---          --------------------          --------
J. Larry Smart.....................  50    President and Chief Executive         1997
                                           Officer
William J. Harding, Ph.D...........  50    General Partner of Morgan Stanley     1995
                                           Venture Partners
Jeffrey Heimbuck...................  51    Private Investor                      1997
David F. Marquardt.................  49    General Partner of Technology         1992
                                           Venture Investors
Vincent Worms......................  45    General Partner and co-President of   1992
                                           Partech International Venture
                                           Capital

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years and was a director of the Company as of December 31, 1997. There is no family relationship between any director or executive officer of the Company.

     Mr. Smart has served as President and Chief Executive Officer of the Company since April 1997. Mr. Smart served as Chairman of the Board of Directors from February 1997 until assuming the position of President and Chief Executive Officer. From April 1996 to March 1997, Mr. Smart was Chairman, President and Chief Executive Officer of StreamLogic Corporation, a network storage company. From July 1995 to March 1996, Mr. Smart was President and CEO of Micropolis Corporation, a disk drive design and manufacturing company. From March 1994 to February 1995, Mr. Smart was President and CEO of Maxtor Corporation, a disk drive development and manufacturing company. Mr. Smart currently serves as Chairman of the Board of Southwall Technologies, a thin film technology company, and is a director of Savoir Technology, a distributor of electronic components and systems, International Manufacturing Services, Inc., a turnkey manufacturer of electronic components, and Midisoft Corp., a developer of music and sound software for personal computers.

     Dr. Harding has served as a director of the Company since May 1995. Since 1994, Dr. Harding has been a general partner of Morgan Stanley Venture Partners II, L.P., which manages the Morgan Stanley Venture Capital Funds. During 1994, Dr. Harding was a private investor. From 1985 through 1993, Dr. Harding was a general partner of J.H. Whitney & Co., a venture capital firm.

     Mr. Heimbuck has served as a director of the Company since April 1997. From July 1992 to July 1996, Mr. Heimbuck served as President and Chief Executive Officer of Inmac Corp., a direct marketer of computer related products. From July 1988 to July 1992, Mr. Heimbuck served as President of Plus Development and Quantum Commercial Products, a division of Quantum Corporation, a manufacturer of disk drives and other mass storage products. Mr. Heimbuck currently serves as a director of Wall Data Incorporated.

     Mr. Marquardt has served as a director of the Company since November 1992. Since August 1980, Mr. Marquardt has been a general partner of Technology Venture Investors, a venture capital firm. Mr. Marquardt currently serves as a director of Auspex Systems, Inc., a provider of network server hardware and software, and Microsoft Corporation.

     Mr. Worms has served as a director of the Company since March 1992. Since 1982, Mr. Worms has been a general partner and co-President of Partech International Venture Capital, a venture capital firm. Mr. Worms currently serves as a director of Sangstat Medical Corporation, a specialty pharmaceutical company and Business Objects, Inc., a maker of business decision software tools.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of fifteen meetings during the fiscal year ended December 28, 1997, including one meeting by unanimous written consent. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee of the Board of Directors which was constituted in August 1995 and currently consists of directors Harding and Worms held three meetings during 1997. The Audit Committee, which meets periodically with management and the Company's independent public accountants, recommends engagement of the Company's independent public accountants and is primarily responsible for approving the service performed by the Company's independent public accountants and reviewing and evaluating the Company's accounting principles and the adequacy of the Company's internal auditing procedures and controls.

     The Compensation Committee of the Board of Directors which was constituted in August 1995 and currently consists of directors Harding and Marquardt held three meetings by written consent during 1997. The Compensation Committee, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees, administers the various incentive compensation and benefit plans (including the Company's stock purchase and stock option plans) and recommends policies relating to such plans.

     No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors that he was eligible to attend during 1997, except that Mr. Heimbuck attended 66% of the meetings of the Board of Directors that he was eligible to attend during 1997.

COMPENSATION OF DIRECTORS

     Directors receive no cash compensation for their services as directors, except that Mr. Heimbuck receives an annual stipend of $25,000. Directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Option Plan"). Under such plan, each person who was a nonemployee director of the Company on the date of the Company's initial public offering, which was December 11, 1995, was granted an option to purchase 20,000 shares of Common Stock on the date of such offering and each person who thereafter first becomes a nonemployee director will be granted an option to purchase 20,000 shares of Common Stock on the date on which he or she first becomes a nonemployee director (the "First Option"). Thereafter, on January 1 of each year, commencing January 1, 1997, each nonemployee director shall be automatically granted an additional option to purchase 5,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. The Directors' Plan provides that the First Option shall become exercisable in installments as to 25% of the total number of shares subject to the First Option on each anniversary of the date of grant of the First Option and each Subsequent Option shall become exercisable in full on the first anniversary of the date of grant of that Subsequent Option. Options granted under the Directors' Option Plan have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten years. Pursuant to the Directors' Option Plan, on January 1, 1997, each nonemployee director was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $4.50 per share, and on January 1, 1998, each nonemployee director was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $1.75 per share. In addition, the Board of Directors granted Mr. Heimbuck options for 25,000 and 5,000 shares of Common Stock at an exercise price of $3.50 per share, which options were approved by the Company's stockholders in October 1997. The terms of such options, including vesting terms, are substantially similar to the terms of the First Option.

REQUIRED VOTE

     The five nominees receiving the highest number of affirmative votes of shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO SERVE AS A DIRECTOR FOR THE ENSUING YEAR AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

                                 PROPOSAL NO. 2

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 27, 1998, and recommends that stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Price Waterhouse LLP has audited the Company's financial statements since inception (March 10, 1992). Representatives of Price Waterhouse LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 27, 1998.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The following sets forth certain information with respect to the executive officers of the Company as of December 31, 1997. See "Proposal No. 1
 -- Election of Directors" for certain information with respect to the directors of the Company as of December 31, 1997.

  NAME OF EXECUTIVE OFFICER    AGE                           POSITION
  -------------------------    ---                           --------
J. Larry Smart...............  50     President and Chief Executive Officer, and a Director
Rudolph E. Burger, Ph.D......  39     Senior Vice President of Business Development
Michael T. Burt..............  48     Vice President of Operations
Geoffrey C. Darby............  51     Vice President of Finance and Administration and Chief
                                      Financial Officer
Murray Dennis................  51     Vice President of Sales and Marketing
Jay Hanson...................  51     Vice President of Engineering

     Mr. Smart has served as President and Chief Executive Officer of the Company since April 1997. Mr. Smart served as Chairman of the Board of Directors from February 1997 until assuming the position of President and Chief Executive Officer. From April 1996 to March 1997, Mr. Smart was Chairman, President and Chief Executive Officer of StreamLogic Corporation, a network storage company. From July 1995 to March 1996, Mr. Smart was President and CEO of Micropolis Corporation, a disk drive design and manufacturing company. From March 1994 to February 1995, Mr. Smart was President and CEO of Maxtor Corporation, a disk drive development and manufacturing company. Mr. Smart currently serves as Chairman of the Board of Southwall Technologies, a thin film technology company, and is a director of Savoir Technology, a distributor of electronic components and systems, International Manufacturing Services, Inc., a turnkey manufacturer of electronic components, and Midisoft Corp., a developer of music and sound software for personal computers.

     Dr. Burger has served as Senior Vice President of Business Development of the Company since December 1997. From May 1997 until December 1997, Dr. Burger was the Senior Vice President of Technology of the Company. From July 1995 to May 1997, Dr. Burger was the Company's Vice President of Business Development. Prior to that from September, 1993 to July 1995, Dr. Burger was the Vice President, Software Products for Xerox Desktop Document Systems, a manufacturer of copiers, scanners, printers and document processing software. In May 1989 Dr. Burger founded Savitar, Inc., a developer of color imaging software, where he served as president until September, 1993.

     Mr. Burt has served as Vice President of Operations of the Company since May 1997, replacing David C. Craft who resigned at that time. From October 1996 to April 1997, Mr. Burt was director of Operations for Be Inc., a developer of computer operating system software. Prior to that from June 1983 to October 1996, Mr. Burt managed various manufacturing and corporate functions for Apple Computer, Inc., a developer and manufacturer of computer hardware and software products.

     Mr. Darby has served as Vice President of Finance and Administration and Chief Financial Officer of the Company since September 1994. From February 1989 to August 1994, Mr. Darby was Vice President of Finance and Administration and Chief Financial Officer at Megatest Corporation, Inc., a semiconductor test equipment company.

     Mr. Dennis has served as Vice President of Sales and Marketing since December 1997. Mr. Dennis became responsible for the Company's marketing function upon the resignation of Michael Weissman from the position of Vice President of Marketing in December 1997. From July 1996 until December 1997, Mr. Dennis served as Vice President of Worldwide Sales of the Company, and previously served as a consultant to the Company from May 1996 to July 1996. From October 1994 to May 1996, Mr. Dennis was President and Chief Executive Officer of Socket Communications, a maker of wireless and wired data communication products. From October 1991 to October 1994, Mr. Dennis served as Senior Vice President, Sales and Service of SuperMac Technology, a company specializing in desktop publishing and video editing systems which was acquired by Radius, Inc.

     Mr. Hanson has served as Vice President of Engineering since December 1997. Prior to being promoted to this position, Mr. Hanson was Director of Software Quality Assurance for the Company from September 1996 to December 1997. From January 1994 until September 1996, Mr. Hanson was Manager of Software Quality Assurance for the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of March 31, 1998 as to (i) each person (or group of affiliated persons) who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as named in the Summary Compensation Table), and (iv) all directors and executive officers as a group.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                    NAME OF STOCKHOLDER                        NUMBER      PERCENT
                    -------------------                       ---------    -------
Technology Venture Investors -- IV, L.P.(2).................  2,204,649    11.2%
  2480 Sand Hill Road
  Menlo Park, CA 94025
Morgan Stanley Venture Capital Fund II, L.P.(3).............  1,765,000      9.0
  3000 Sand Hill Road
  Building 4, Suite 250
  Menlo Park, CA 94025
Parvest U.S. Partners II, C.V.(4)...........................  1,707,661      8.7
  Partech International, Inc.
  50 California Street, Suite 3200
  San Francisco, CA 94111
William J. Harding(3).......................................  1,765,000      9.0
Jeffrey Heimbuck(4).........................................     12,500        *
David F. Marquardt(2).......................................  2,204,649     11.2
Vincent Worms (5)...........................................  1,707,661      8.7
J. Larry Smart(6)...........................................    273,214      1.4
Rudolph E. Burger(6)........................................     55,827        *
Geoffrey C. Darby(6)........................................     93,095        *
Murray Dennis(6)............................................     61,790        *
Michael T. Burt(6)..........................................     24,255        *
All directors and executive officers as a group ((10)
  persons)(2)(3)(4)(5)(6)...................................  6,291,635    31.3%

---------------
  * Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 1998 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2) Includes 2,186,199 shares owned by Technology Venture Investors IV, L.P., and 15,000 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1998 held by David F. Marquardt, a director of the Company. Mr. Marquardt is a general partner of TVI Management -- IV, L.P., which is the sole general partner of Technology Venture Investors IV, L.P., and, as such, Mr. Marquardt may be deemed to share voting and investment power with respect to such shares. Mr. Marquardt disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes 3,450 shares held directly by Mr. Marquardt.

(3) Includes 1,159,959 shares owned by Morgan Stanley Venture Capital Fund II, L.P., 301,052 shares owned by Morgan Stanley Venture Investors, L.P. and 288,989 shares owned by Morgan Stanley Venture Capital Fund II, C.V., and 15,000 shares issuable upon exercise of outstanding options exercisable within

    60 days of March 31, 1998 held by William J. Harding, a director of the Company. Dr. Harding is a general partner of Morgan Stanley Venture Partners II, L.P., the general partner of Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Investors, L.P. and Morgan Stanley Venture Capital Fund II, C.V. and, as such, may be deemed to share voting and investment power with respect to such shares. Dr. Harding disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest in such shares.

(4) Comprised of 12,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1998 held by Mr. Heimbuck.

(5) Includes 869,722 shares owned by Parvest U.S. Partners II, C.V., 361,945 shares owned by Paribas U.S. Partners, V.O.F. and 405,494 shares held by certain entities that may be deemed affiliated with Parvest U.S. Partners II, C.V. and Paribas U.S. Partners, V.O.F. and 15,000 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1998 held by Vincent Worms, a director of the Company. Mr. Worms is a general partner of Parvest U.S. Partners II, C.V. and is a general partner of the general partner of the investment general partner of Paribas U.S. Partners, V.O.F. and, as such, may be deemed to share voting and investment power with respect to such shares. Mr. Worms disclaims beneficial ownership with respect to such shares except to the extent of his pecuniary interest in such shares. Also includes 55,500 shares held directly by Mr. Worms.

(6) Includes 268,214 shares issuable upon exercise of outstanding options held by Mr. Smart, 55,827 shares issuable upon the exercise of outstanding options held by Dr. Burger, 11,250 shares issuable upon exercise of outstanding options held by Mr. Darby, 61,790 shares issuable upon exercise of outstanding options held by Mr. Dennis, and 24,255 shares issuable upon exercise of outstanding options held by Mr. Burt, all of which are currently exercisable or exercisable within 60 days of March 31, 1998.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Performance Graph on page 16 shall not be incorporated by reference into any such filings.

                        REPORT OF COMPENSATION COMMITTEE

     The Company's compensation policies for its executive officers and Chief Executive Officer are determined by the Compensation Committee of the Board of Directors (the "Committee"). The Committee sets the base salary and bonus programs to be in effect for executive officers each fiscal year. In addition, the Committee administers the Company's 1993 Incentive Stock Option Plan under which option grants may be made to such officers and other key employees and the Company's 1997 Employee Stock Option Plan under which option grants may be made to new officers as an inducement essential to such officers' joining the Company, and other key employees. The Committee was established in August 1995. Prior to such date, the Company's compensation policies for its executive officers were determined by the Board of Directors.

GENERAL COMPENSATION POLICY

     The Company's executive compensation program consists of three main components: (1) base salary which reflects individual performance and Company performance and is designed generally to be competitive with salary levels in the Company's industry and geographical area, (2) potential for a quarterly or annual bonus payable in cash and based on individual performance and Company performance, and (3) long-term stock option awards that provide executive officers with the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time.

FACTORS

     Several of the more important factors which were considered in establishing the components of each executive officer's compensation package for the 1997 fiscal year are summarized below. Additional factors were also taken into account to a lesser degree. The Committee may at its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

     O Base Salary. The base salary for each executive officer is set on the basis of personal performance, internal comparability standards, and the salary levels in effect for comparable positions with companies in the Company's industry and at high technology companies generally in Silicon Valley that are of comparable size to the Company and with which the Company competes for executive personnel. External salary data is obtained by reviewing data from specific companies in Silicon Valley in the Company's industry and a variety of compensation surveys. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index in the "Performance Graph" included below.

     O Annual Incentive Compensation. Bonuses were paid to executive officers for fiscal 1996 and 1997. The Company had adopted a Management Incentive Program in December 1995 pursuant to which bonuses were payable to eligible employees for fiscal 1996 and 1997 upon achievement of individual goals established for each employee and Company performance goals. Individual goals and Company performance goals were allocated 40% and 60%, respectively, of the total bonus amount to be paid to any particular executive officer. No such program was in effect for fiscal 1995, except that the Company paid bonuses to certain executive officers during fiscal 1995 based upon the achievement of individual goals established for such officers for fiscal 1995.

     O Long-term Incentive Compensation. The Committee periodically approves grants of stock options to each of the Company's executive officers under the Company's 1993 Incentive Stock Option Plan and, if applicable, the Company's 1997 Employee Stock Option Plan. The grants are designed to give executive officers the opportunity to build a meaningful stake in the Company, with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time. Each grant generally allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. During the 1997 fiscal year, the Committee approved grants to Messrs. Burger, Darby, Dennis and Burt with vesting commencing on the date of grant, after taking into account the option holdings and direct stock holdings of such individuals. The size of such grants was set to achieve a potential percentage ownership stake in the Company that the Committee deemed appropriate to create a meaningful opportunity for stock ownership based upon such individuals' current position with the Company, but also taking into account the individual's potential for future responsibility and promotion over the option term and the individual's personal performance in recent periods.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Committee meets without the Chief Executive Officer's presence to evaluate his performance and reports on that evaluation to the independent members of the Board of Directors. The compensation payable to J. Larry Smart in his capacity as the Company's Chief Executive Officer for fiscal 1997 was based on a number of factors, including comparative salaries of chief executive officers of similar companies of comparable sales and capitalization in the Company's industry and geographical area. Mr. Smart was awarded quarterly bonuses totaling $98,429 based on Mr. Smart's fulfillment of certain Company performance objectives agreed to between Mr. Smart and the Company's Board of Directors for the third and fourth quarters of 1997. In addition, Mr. Smart is eligible for future quarterly bonuses based on future performance objectives to be agreed upon. Furthermore, the Company entered into certain Letter Agreements with Mr. Smart setting forth his employment terms. The Letter Agreements are described in the section of the Company's Proxy Statement entitled "Employment Contracts and Change-In-Control Arrangements." Mr. Smart was appointed President and Chief Executive Officer of the Company in April 1997, succeeding Michael A. McConnell who resigned at such time.

REPORT ON REPRICED OPTIONS

     In January 1998 and July 1996, the Committee determined that it was in the best interests of the Company to reprice then-existing stock option grants under the Company's 1993 Incentive Stock Option Plan and 1997 Employee Stock Option Plan (applicable only to options repriced in January 1998) with exercise prices in excess of the then-current fair market value of the Company's Common Stock.

     The objectives of the Company's stock option plans (the "Stock Option Plans") are to promote the interests of the Company by providing employees and certain consultants or independent contractors an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. It was the view of the Committee that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by most employees of the Company, and provided little, if any, equity incentive to the optionees. The Committee thus concluded that such option grants seriously undermined the specific objectives of the Stock Option Plans and should properly be repriced. In making this decision, the Committee also considered the fairness of such a determination in relation to other stockholders. In the opinion of the Committee, the stockholders' long-term best interests were clearly served by the retention and motivation of optionees.

     In this context, the Committee decided that effective July 25, 1996 and January 9, 1998, all Company employees (including executive officers) holding stock options with exercise prices in excess of the fair market value of the Company's Common Stock could receive a repricing of their then-existing unexercised stock options with a new exercise price set at $6.50 per share, the fair market value of the Company's Common

Stock on July 25, 1996 and $1.75, the fair market value of the Company's Common Stock on January 9, 1998, respectively. The first repricing allowed employees to receive a one-for-one repricing of their then-existing unexercised stock options while the second repricing permitted employees to exchange options to acquire seven shares of the Company's Common Stock for each new option to acquire six shares of the Company's Common Stock.

     None of the Company's non-employee members of the Board of Directors received any repriced stock options. It is the opinion of the Committee that this program succeeded in its objectives of building employee morale and providing new incentives for the Company's employees and management.

                                          COMPENSATION COMMITTEE

                                          William J. Harding
                                          David F. Marquardt

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal years ended December 28, 1997, December 29, 1996 and December 31, 1995 (collectively, the "Named Executive Officers"):

                                                                                                  LONG-TERM
                                                                                             COMPENSATION AWARDS
                                                      ANNUAL COMPENSATION               -----------------------------
                                          -------------------------------------------    RESTRICTED      SECURITIES
                                                  SALARY     BONUS     OTHER ANNUAL        STOCK         UNDERLYING
      NAME AND PRINCIPAL POSITION         YEAR     ($)      ($)(1)    COMPENSATION($)   AWARDS($)(2)   OPTIONS (#)(7)
      ---------------------------         ----   --------   -------   ---------------   ------------   --------------
J. Larry Smart(3).......................  1997   $190,500   $98,429       $21,500         $    --         815,000
  President and Chief                     1996         --        --            --              --              --
  Executive Officer                       1995         --        --            --              --              --
Rudolph E. Burger(4)....................  1997    173,077    27,424            --              --         205,000
  Senior Vice President of                1996    137,307        --            --              --              --
  Business Development                    1995     53,077        --            --          14,000         100,000
Geoffrey C. Darby.......................  1997    159,346    17,498            --              --          10,000
  Vice President of Finance and           1996    156,000    20,000            --              --          30,000
  Administration and Chief                1995    135,000    30,000            --              --          20,000
  Financial Officer
Murray Dennis(5)........................  1997    175,000    80,045            --              --          75,000
  Vice President of Sales and             1996     87,500    51,023            --              --         150,000
  Marketing                               1995         --        --            --              --              --
Michael T. Burt(6)......................  1997     83,077    21,522            --              --         100,000
  Vice President of Operations            1996         --        --            --              --              --
                                          1995         --        --            --              --              --

---------------
(1) Includes amounts paid in the subsequent year for bonuses earned in the indicated year.

(2) There were no restricted stock awards to the Named Executive Officers during 1996 and 1997. In 1995, the Company sold 14,000 shares of Common Stock to Dr. Burger pursuant to the Company's 1993 Restricted Stock Purchase Plan. The shares were sold to Dr. Burger at a price of $0.40 per share and were fully vested on grant. The aggregate number and value of shares of restricted Common Stock of the Company outstanding at December 28, 1997 and held by the Named Executive Officers as a group was 86,845 shares and $120,703 (net of the consideration paid by the Named Executive Officers), respectively, based on the closing price of the Company's Common Stock of $1.88 per share as reported in the Nasdaq National Market on December 26, 1997.

(3) Mr. Smart joined the Company in April 1997. Mr. Smart's annualized base salary for the year ended December 28, 1997 was $293,500.

(4) Dr. Burger joined the Company in July 1995. Dr. Burger's annualized base salary for the year ended December 31, 1995 was $120,000.

(5) Mr. Dennis joined the Company in May 1996. Mr. Dennis' annualized base salary for the year ended December 29, 1996 was $175,000.

(6) Mr. Burt joined the Company in April 1997. Mr. Burt's annualized base salary for the year ended December 28, 1997 was $120,000.

(7) See "Stock Option Grants in Fiscal Year 1997."

                    STOCK OPTION GRANTS IN FISCAL YEAR 1997

     The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended December 28, 1997 and the value of all options held by such executive officers on December 28, 1997.

                                                                                                POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                               --------------------------------------------------------------      ANNUAL RATES OF
                                  NUMBER OF          % OF TOTAL                                      STOCKPRICE
                                  SECURITIES           OPTIONS         EXERCISE                   APPRECIATION FOR
                                  UNDERLYING         GRANTED TO           OR                      OPTION TERM(3)(4)
                                   OPTIONS          EMPLOYEES IN      BASE PRICE   EXPIRATION   ---------------------
            NAME               GRANTED(#)(1)(3)   FISCAL YEAR(2)(3)   ($/SH)(3)     DATE(3)      5%($)       10%($)
            ----               ----------------   -----------------   ----------   ----------   --------   ----------
J. Larry Smart...............      135,000               5.26%         $  3.75      04/01/97    $114,980   $  284,938
                                   180,000               7.01           3.4375      07/07/97     158,831      396,591
                                   500,000              19.40            3.875      10/06/97     455,772    1,146,159
Rudolph E. Burger............      200,000               7.79             2.69      05/20/07     158,384      393,998
                                     5,000               0.19            3.875      10/06/07       4,558       11,462
Geoffrey C. Darby............       10,000               0.39            3.875      10/06/97       9,116       22,925
Murray Dennis................       50,000               1.95             3.50      02/04/07      51,166      126,249
                                    25,000               0.97            3.875      10/06/07      22,789       57,309
Michael T. Burt..............      100,000               3.90             2.81      05/08/97      86,336      214,571

---------------
(1) No stock appreciation rights (SARs) were granted during 1997. Except where noted below, all options were granted pursuant to the Company's 1993 Incentive Stock Option Plan, each grant continues to vest as long as the optionee remains an employee with or consultant to the Company, the maximum term of each option granted is ten years from the date of grant, and the exercise price is equal to the fair market value of the stock on the grant date.

    Mr. Smart's grants vest as follows: (i) the option to purchase 135,000 shares (the "April Option") vests at the rate of 15,000 shares per month commencing April 1, 1997, (ii) the option to purchase 180,000 shares (the "June Option") vests at the rate of 15,000 shares per month commencing January 1, 1998 and vesting of an additional 45,000 shares was accelerated by the Board in October 1997 based on the achievement by Mr. Smart of certain performance milestones specified in such option, and (iii) the option to purchase 500,000 shares (the "October Option") vests at the rate of approximately 2% per month commencing October 6, 1997. Mr. Smart is entitled to additional vesting under the October Option in the event of a merger or acquisition of the Company. See "Employment Contracts and Change-In-Control Arrangements." The April Option was granted pursuant to the Company's 1997 Employee Stock Plan.

    Dr. Burger's grant of 200,000 shares and Mr. Dennis' grant of 50,000 shares commence vesting upon the date of grant of May 20, 1997 and February 4, 1997, respectively, and vest at a rate of approximately 2% per month.

    Dr. Burger's grant of 5,000 shares vests as to 100% of such shares on the first anniversary of the date of grant of October 6, 1997. Mr. Darby's grant of 10,000 shares and Mr. Dennis' grant of 25,000 shares vest as to 50% of such shares on each of the first and second anniversaries of the date of grant of October 6, 1997.

    Mr. Burt's grant vests at the rate of 25% on the first anniversary of the vesting commencement date of April 21, 1997 and approximately 2% per month thereafter, and was granted pursuant to the Company's 1997 Employee Stock Plan.

    The Company has entered into Employment Agreements with each Named Executive Officer (excluding J. Larry Smart, the terms of whose employment relationship with the Company is governed by separate letter agreements) pursuant to which such individuals are entitled to acceleration of vesting of a portion of unvested stock options and restricted stock grants in the event of a merger or acquisition of the Company. See "Employment Contracts and Change-In-Control Arrangements."

(2) There were an aggregate of 1,878,200 shares granted in 1997 under the Company's 1993 Incentive Stock Option Plan with an aggregated negative value of $(155,131), and an aggregate of 718,000 shares granted in 1997 under the Company's 1997 Employee Stock Plan, with an aggregated negative value of

    $(106,080), each as determined based on the closing price of the Company's Common Stock of $1.88 per share as reported on the Nasdaq National Market on December 26, 1997 and assuming the exchange and repricing of certain of such options pursuant to the Company program described in footnote (3) below and the Report of the Compensation Committee.

(3) On January 9, 1998, the Company implemented a stock option exchange and repricing program whereby certain outstanding options held by officers and employees were exchanged for new options to purchase 6/7ths of the shares subject to outstanding options at an exercise price of $1.75 per share with a maximum term of ten years from the date of grant of January 9, 1998. The data set forth in the columns entitled "% of Total Options Granted to Employees in Fiscal Year" and "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" reflects the implementation of such stock option exchange and repricing program and the exchange of such options pursuant to such program. See "Report of the Compensation Committee."

(4) Potential realizable values are reported net of the option exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                           AND YEAR END OPTION VALUES

     The following table sets forth information for each of the Named Executive Officers concerning options exercised during the fiscal year ended December 28, 1997. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's Common Stock as of December 28, 1997.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                           OPTIONS AT                 IN-THE-MONEY OPTIONS
                         SHARES        VALUE          DECEMBER 31, 1997(2)          AT DECEMBER 31, 1997(3)
                       ACQUIRED ON    REALIZED    ----------------------------    ----------------------------
        NAME           EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
J. Larry Smart.......        --            --       140,833         674,167         15,693          75,121
Rudolph E. Burger....    36,102       $70,305        30,691         223,207          5,006          56,586
Geoffrey C. Darby....        --            --        10,625          49,375          1,184           5,502
Murray Dennis........        --            --        67,437         157,563          7,514          17,557
Michael T. Burt......        --            --            --         100,000             --          11,143

---------------
(1) Value realized is calculated based on the closing price of the Company's Common Stock as reported in the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) No stock appreciation rights (SARs) were outstanding during 1997.

(3) Based on the closing price of the Company's Common Stock of $1.88 per share as reported on the Nasdaq National Market on December 26, 1997 minus the exercise price of the options of $1.75 per share and assuming for purposes of the data set forth solely in the column entitled "Value of Unexercised In-the-Money Options at December 31, 1997" the exchange of certain of such options pursuant to the Company program described in footnote (3) of the preceding table and the Report of the Compensation Committee.

                      OPTION CANCELLATIONS AND REISSUANCES

     The following table provides information regarding the cancellation and reissuance of certain options held by the Company's executive officers during the last ten completed fiscal years.

                                                                                  MARKET PRICE     EXERCISE       NEW
                                             DATE OF                                   AT          PRICE AT     EXERCISE
                                           CANCELLATION    NUMBER      NUMBER     CANCELLATION   CANCELLATION   PRICE OF
                                               AND        OF SHARES   OF SHARES       AND            AND        REISSUED
       NAME                 TITLE           REISSUANCE    CANCELLED   REISSUED     REISSUANCE     REISSUANCE    OPTIONS
       ----                 -----          ------------   ---------   ---------   ------------   ------------   --------
J. Larry Smart       President and Chief     01/09/98      135,000     115,715       $1.75         $   3.75      $1.75
                     Executive Officer       01/09/98      180,000     154,287        1.75           3.4375       1.75
                                             01/09/98      500,000     428,572        1.75            3.875       1.75
Rudolph E. Burger    Senior Vice             01/09/98       40,000      34,286        1.75             7.00       1.75
                     President of            01/09/98      182,648     156,536        1.75             2.69       1.75
                     Business
                     Development             01/09/98        5,000       4,286        1.75            3.875       1.75
Geoffrey C. Darby    Vice President of       01/09/98       20,000      17,143        1.75             4.25       1.75
                     Finance and             01/09/98       30,000      25,715        1.75             6.50       1.75
                     Administration and      01/09/98       10,000       8,572        1.75            3.875       1.75
                     Chief Financial
                     Officer
Murray Dennis        Vice President of       01/09/98      150,000     128,572        1.75             6.50       1.75
                     Sales and Marketing     01/09/98       50,000      41,968        1.75             3.50       1.75
                                             01/09/98       25,000      21,429        1.75            3.875       1.75
                                             07/25/96      150,000     150,000        6.50            10.75       6.50
Michael T. Burt      Vice President of       01/09/98      100,000      85,715        1.75             2.81       1.75
                     Operations
Jay Hanson           Vice President of       01/09/98       14,375       8,572        1.75             4.25       1.75
                     Engineering             01/09/98       10,000       4,286        1.75             6.50       1.75
                                             01/09/98       10,000       8,572        1.75             3.50       1.75
                                             01/09/98        8,000       6,858        1.75            2.625       1.75
                                             01/09/98        3,300       2,829        1.75            3.625       1.75
                                             01/09/98       30,000      25,715        1.75            3.875       1.75
                                             07/25/96        5,000       5,000        6.50            10.75       6.50
Bruce Mowery         Vice President of       07/25/96      150,000     150,000        6.50            10.75       6.50
                     Marketing


                     EXPIRATION
                      DATE OF
                      REISSUED
       NAME           OPTIONS
       ----          ----------
J. Larry Smart        04/01/07
                      07/07/07
                      10/06/07
Rudolph E. Burger     09/27/05
                      05/20/07
                      10/06/07
Geoffrey C. Darby     08/16/05
                      07/25/06
                      10/06/07
Murray Dennis         07/25/06
                      02/04/07
                      10/06/07
                      07/25/96
Michael T. Burt       05/08/07
Jay Hanson            08/16/05
                      07/25/06
                      02/04/07
                      05/21/07
                      08/12/07
                      10/06/07
                      07/25/06
Bruce Mowery          07/25/06

                               PERFORMANCE GRAPH

     The following graph compares, for the period of time since the Company's Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934 (December 11, 1995), the cumulative total stockholder return for the Company with the cumulative total return of the Standard & Poor's 500 Stock Index, and the Nasdaq Computer Manufacturer Stocks Index assuming $100 was invested on December 11, 1995 in the Company's Common Stock and on November 30, 1995 in both of the indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*

                   AMONG VISIONEER, INC., S & P 500 INDEX AND
                 THE NASDAQ COMPUTER MANUFACTURER STOCKS INDEX

                                      LOGO

* $100 INVESTED ON 12/11/95 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in August 1995 to review and approve the compensation and benefits for the Company's executive officers, administer the Company's stock purchase and option plans and make recommendations to the Board of Directors regarding such matters. Directors Harding and Marquardt comprised the compensation Committee of the Board of Directors during 1997. Neither Dr. Harding nor Mr. Marquardt has ever been an officer or employee of the Company or any of its subsidiaries, nor were there any compensation committee interlocks or other relationships during 1997 requiring disclosure under item 402(j) of Regulation S-K of the Securities and Exchange Commission.

            EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into Employment Agreements with each of its Named Executive Officers (excluding J. Larry Smart, the terms of whose employment relationship with the Company is governed by certain letter agreements between Mr. Smart and the Company dated April 1, 1997, July 7, 1997 and October 6, 1997 (the "Letter Agreements")) pursuant to which such individuals, in the event of an involuntary termination of their employment with the Company (other than for cause), which involuntary termination includes a material reduction in job responsibilities, a greater than 20% reduction in annual base compensation, or the requirement that such executive officer relocate to a location outside of the San Francisco Bay Area prior to, but in contemplation of, or within twelve
(12) months after, a Change of Control of the Company (as defined below), will be entitled to receive payment of six (6) months severance and acceleration of vesting on the greater of one-half of their unvested stock options or restricted stock grants previously granted by the Company or the number of option shares or shares of restricted stock previously granted by the Company that would have vested if such individual remained an employee of the Company for one year after the date of such involuntary termination. A Change of Control is deemed to include: (i) the acquisition by any individual person or entity of twenty percent (20%) or more of the Company's total voting power without the consent of the Company or its Board of Directors; (ii) a merger or consolidation of the Company, not approved by the Company or its Board of Directors, pursuant to which at least fifty percent (50%) of the total voting power represented by the voting securities of the Company prior to such Change of Control does not continue to represent at least fifty percent (50%) of the total voting power of the Company after such occurrence; (iii) a liquidation or sale or disposition of all or substantially all of the Company's assets without approval by the Company's stockholders; or (iv) a change in the composition of the Company's Board of Directors such that fewer than a majority of the directors are either those who were serving as of October 22, 1996 ("Incumbent Directors") or are elected to the Board by the Incumbent Directors.

     Pursuant to the Letter Agreements, Mr. Smart was granted options to purchase an aggregate of 815,000 shares of the Company's Common Stock at a weighted average exercise price of $3.76 per share, which options were exchanged under a Company stock option exchange and repricing program implemented on January 9, 1998 for new options to purchase 6/7ths of the shares subject to outstanding options at an exercise price of $1.75 per share. See "Stock Option Grants in Fiscal Year 1997." In addition, pursuant to the Letter Agreements, Mr. Smart is entitled to a base salary of $293,500 per year, and commencing in the fourth quarter of 1997, is eligible for quarterly bonuses based on the fulfillment of certain performance objectives agreed to between Mr. Smart and the Company on a quarterly basis. In the event of the termination of Mr. Smart's employment relationship with the Company (other than for cause), Mr. Smart will be entitled to receive payment of six (6) months severance at the time of termination. In addition, in the event of a merger or sale of the Company, Mr. Smart will be entitled to additional vesting of 125,000 shares under the option to purchase 500,000 shares granted to him on October 6, 1997 (the "October Option"). Furthermore, in the event Mr. Smart's employment is terminated by the Company (other than for cause) as a result of a merger or sale of the Company, Mr. Smart will be entitled to additional vesting of shares in the amount of the greater of (i) one-half of the unvested shares subject to the October Option that are not vested as of the effective date of such merger or acquisition or
(ii) that number of shares subject to the October Option that would have vested if Mr. Smart had remained President and Chief Executive Officer of the Company for one year after the date of such termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into Employment Agreements with each of its Named Executive Officers, excluding J. Larry Smart, the terms of whose employment relationship with the Company is governed by the Letter Agreements. See "Employment Contracts and Change-In-Control Arrangements."

     See "Proposal No. 1 -- Election of Directors" for a discussion of option grants to Jeffrey Heimbuck made outside of the 1995 Directors' Stock Option Plan.

     The Company believes that the relationships set forth above are on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 28, 1997 the Company's officers, directors and holders of more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) Filing requirements, except that Jay Hanson, the Company's Vice President of Engineering, did not timely file a Form 3 required to be filed in December 1997 and a Form 5 required to be filed in February 1998.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Joshua L. Green
                                          Secretary

Dated: April 21, 1998

                                VISIONEER, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 1998

1. ELECTION OF DIRECTORS:

   [ ]  FOR all nominees listed below (except as indicated).

   [ ]  WITHHOLD authority to vote for all nominees listed below.

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

   J. Larry Smart, William J. Harding, Jeffrey Heimbuck, David F. Marquardt,
                                 Vincent Worms

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 27, 1998:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

              (Please sign on reverse side and return immediately)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS AND (2) FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                        Date:

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                                                               Signature

                                                        Date:

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                                                        ------------------------
                                                               Signature

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                                                        marked, dated, signed by
                                                        the stockholder(s)
                                                        exactly as his or her
                                                        name appears hereon, and
                                                        returned promptly in the
                                                        enclosed envelope.
                                                        Persons signing in a
                                                        fiduciary capacity
                                                        should so indicate. If
                                                        shares are held by joint
                                                        tenants or as community
                                                        property, both should
                                                        sign.)